Exhibit 99.1
News Release
Contact: Glen L. Stiteley, Chief Financial Officer
   (815) 725-1885
Source:   First Community Financial Partners, Inc.

First Community Financial Partners, Inc. Reports Net Income Applicable to Common Shareholders of $20.6 million for the Year Ended December 31, 2013

Joliet, Illinois, February 19, 2014 - First Community Financial Partners, Inc. (OTCQB: FCMP, “First Community”), the parent company of First Community Financial Bank (the “Bank”), today announced results for the year ended December 31, 2013.

Net income applicable to common shareholders for the year ended December 31, 2013 was $20.6 million, or $1.29 per diluted share, compared with $104,000, or $0.01 per diluted share, for the year ended December 31, 2012. Net income applicable to common shareholders for the three months ended December 31, 2013 was a net loss of $921,000 compared to net income of $490,000 for the three months ended December 31, 2012. The results for 2013 included an income tax benefit of $14.6 million primarily related to the reversal of a previously established deferred tax valuation allowance and $4.9 million related to gains on redemption of preferred stock.

Roy C. Thygesen, Chief Executive Officer commented, “Following the merger and consolidation of our subsidiary banks early in 2013, overall financial performance benefited from operating efficiencies and improved capital utilization. Shareholder value was significantly enhanced through the reversal of our deferred tax valuation allowance and gains realized from the retirement of outstanding preferred stock. As importantly, while still focusing on improving credit quality and reducing the level of our nonperforming loans, we grew loan commitments and the commercial loan portfolio during 2013. Before loan sales and chargeoffs, loan balances increased $41.0 million and unused loan commitments increased by $25.7 million. We also continued diversifying the mix of our loans and deposits. More of our loan growth came in residential 1-4 family and commercial portfolios, reducing our focus on commercial real estate. Deposit growth was concentrated on expanding our core demand deposit base, allowing us to rely less on higher cost time deposits. We have more work to do in decreasing the level of our nonperforming assets, but we are very excited by the progress made in 2013 and the foundation built for 2014 and beyond.”

YEAR TO DATE FINANCIAL HIGHLIGHTS

•	Net income available to common shareholders increased $20.5 million to $20.6 million for the year ended December 31, 2013 compared to $104,000 for the year ended December 31, 2012.

•	Book value per common share increased $1.10 to $5.24 at December 31, 2013, compared to $4.14 at December 31, 2012.

•
First Community repurchased $16.8 million of its outstanding $22.0 million Fixed Rate Cumulative Perpetual Preferred Stock, Series B (the “Series B Preferred Stock”), during 2013. The 16,824 preferred shares, with a liquidation preference of $1,000 per share, were repurchased at a cost of $11.9 million resulting in a gain attributable to common shareholders of $4.9 million.

•
Loan growth before loan sales and chargeoffs was $41.0 million during 2013 which included $15.3 million of loan growth in commercial and residential 1-4 family loans. Loan commitments increased $25.7 million during 2013.

•
Nonperforming loans decreased $4.7 million to $23.2 million or 3.56% of total loans at December 31, 2013, compared with $27.9 million or 4.39% of total loans at December 31, 2012. Current year asset sales, charge-offs and a continued focus on asset quality contributed to the improvement in 2013.

•	Total criticized and classified loans decreased $41.5 million to $57.0 million at December 31, 2013.

•
Noninterest expense continued to improve as a result of the 2013 merger of First Community’s four bank subsidiaries and overall improved operating performance. Noninterest expense for the year was $20.2 million which was a $1.6 million improvement over $21.8 million in the prior year.

QUARTERLY FINANCIAL HIGHLIGHTS

•	Income before income taxes and provision for loan losses increased from $2.3 million for the third quarter of 2014 to $2.8 million for the fourth quarter of 2014.

•	Net interest income increased $0.1 million to $7.2 million for the fourth quarter of 2014 from the third quarter of 2014.

•	Noninterest income increased $0.2 million to $0.4 million for the fourth quarter of 2014 from the third quarter of 2014.

•	Noninterest expense decreased $0.2 million to $4.9 million for the fourth quarter of 2014 from the third quarter of 2014.

•	Loan growth before loan sales and charge-offs was $7.8 million during the fourth quarter of 2013. Loan commitments increased $5.8 million during the fourth quarter of 2013.

•	Total criticized and classified loans decreased $11.4 million to $57.0 million during the fourth quarter of 2013.

Results of Operations - Year to Date 2013 vs. 2012

Net income for 2013 was $16.7 million, compared to $1.5 million for 2012. Net income applicable to common shareholders for 2013 was $20.6 million, compared to $0.1 million for 2012.

Income before income taxes was $2.1 million for 2013 compared to $3.0 million for 2012. The decrease was primarily due to a $1.5 million decrease in net interest income and $0.9 million increase in provision for loan losses, partially offset by a $1.6 million decrease in professional fees. Income before taxes and provision for loan losses totaled $10.1 million for 2013, compared to $10.0 million for 2012.

Net interest and noninterest income

Net interest income was $28.7 million for 2013, as compared to $30.2 million for 2012, a decrease of $1.5 million due largely to decreased interest income on loans. Loan yields decreased 0.60% from 5.56% for 2012 to 4.96% in 2013. Interest income on investment securities increased from $1.6 million in 2012 to $2.1 million in 2013. The increase was due to the reinvestment of cash and investment securities maturities into higher yielding assets. Investment securities yields increased 0.37% from 1.61% in 2012 to 1.98% in 2013. Interest expense decreased $2.1 million in 2013 primarily due to repricing of time deposits from yields of 1.70% in 2012 to 1.04% in 2013. This was partially offset by an increase in interest expense from subordinated debt of $0.9 million from 2012 to 2013. During 2013, the Company issued $10.0 million of junior subordinated debentures at an interest rate of 9.0% in March and $5.5 million of junior subordinated debentures at an interest rate of 8.625% in September.

Noninterest income was $1.6 million for 2013 and 2012.

Noninterest Expense

Noninterest expense was $20.2 million for 2013 compared to $21.8 million for 2012, a decrease of $1.5 million. The decrease in noninterest expense consisted of a $0.2 million decrease in occupancy expense, a $0.3 million decrease in data processing expense and a $1.6 million decrease in professional fees, which was partially offset by a $0.9 million increase in salaries and benefits.

The $0.9 million increase in salaries and employee benefits in 2013 was comprised of a $0.5 million increase in salaries, taxes and benefits and a $0.4 million increase in incentive compensation.

The $0.3 million decrease in data processing expense was due to renegotiating our core processing contract in the first quarter of 2013. The $1.6 million decrease in professional fees in 2013 was related to legal, investment banking and accounting fees incurred in 2012 in connection with the consolidation of our banking charters.

Preferred Dividends and Gains on Redemption

Preferred dividends decreased $0.4 million in 2013 due to the redemption of $16.8 million liquidation value of Series B Preferred Stock for $11.9 million, which resulted in a gain on retirement of preferred stock of $4.9 million.

On March 12, 2013, the Company repurchased 9,500 shares, or $9.5 million, of its Series B Preferred Stock at $690.00 per share. The total cost of repurchasing these shares was approximately $6.6 million which included accrued and unpaid dividends earned on the shares up to the date of repurchase. A gain on retirement of preferred stock of $2.9 million was recorded directly to accumulated deficit.

On September 30, 2013, the Company repurchased 7,324 shares, or $7.3 million, of its Series B Preferred Stock at $728.61 per share. The total cost of repurchasing these shares was $5.3 million which included accrued and unpaid dividends earned on the shares up to the date of repurchase. A gain on retirement of preferred stock of $2.0 million was recorded directly to accumulated deficit.

Results of Operations - Fourth Quarter of 2013 vs. Third Quarter of 2013

Net income (loss) for the fourth quarter of 2013 was $(0.7) million, compared to $15.2 million for third quarter of 2013. Net income (loss) applicable to common shareholders for the fourth quarter of 2013 was $(0.9) million, compared to $17.0 million for the third quarter of 2013. The net income applicable to common shareholders for the third quarter of 2013 included an income tax benefit of $14.1 million primarily related to the reversal of a previously established deferred tax valuation and gain on redemption of preferred stock of $2.0 million.

Income (loss) before income taxes was $(1.3) million for the fourth quarter of 2013, compared to $1.1 million for the third quarter of 2013. The decrease was primarily due to a $2.9 million increase in provision for loan losses. The increase in provision for loan losses in the fourth quarter of 2013 was needed to fund the allowance for loan losses as a result of a sale of nonperforming loans in the amount of $2.7 million with resulting chargeoffs of $2.0 million.

Net interest and noninterest income

Net interest income was $7.2 million for the fourth quarter of 2013 as compared to $7.1 million for the third quarter of 2013. Yields on earning assets were 4.31% for the fourth quarter of 2013 versus 4.21% for the third quarter of 2013. Yields on interest bearing liabilities were 0.99% for the fourth quarter of 2013 versus 0.95% for the third quarter of 2013.

Noninterest income was $0.4 million for the fourth quarter of 2013 compared to $0.3 million for the third quarter of 2013.

Noninterest Expense

Noninterest expense was $4.9 million for the fourth quarter of 2013 compared to $5.1 million for the third quarter of 2013.

Credit Quality
General
Total criticized and classified loans were $57.0 million at December 31, 2013, as compared to $68.4 million at September 30, 2013 and $98.5 million at December 31, 2012. The decrease year-over-year consisted of $8.2 million from loan sales and $17.8 million from charge-offs and the remainder from improvement in the performance of the loans.
Nonperforming loans were $23.2 million at December 31, 2013, as compared to $20.3 million at September 30, 2013, and $27.9 million at December 31, 2012.
Foreclosed assets were $4.4 million at December 31, 2013, $4.2 million at September 30, 2013 and $3.4 million at December 31, 2012.
Total nonperforming assets were $27.6 million at December 31, 2013, compared to $24.5 million at September 30, 2013 and $31.4 million at December 31, 2012. Nonperforming assets to total assets were 3.18% at December 31, 2013, compared to 2.88% at September 30, 2013 and 3.10% at December 31, 2012.
Allowance and Provision for Loan Losses
The allowance for loan losses was $15.8 million at December 31, 2013, compared to $20.2 million at September 30, 2013 and $22.9 million at December 31, 2012. The decrease from September 30, 2013 was primarily due to charge-offs of loans which had specific reserves and due to December 2010 charge-offs no longer factoring into the calculation of general reserves which uses a 36 month loss history as its starting point. The allowance for loan losses as a percent of nonperforming loans was 68.21% at December 31, 2013, as compared to 99.46% at September 30, 2013 and 81.88% at December 31, 2012.
The provision for loan losses was $4.1 million for the fourth quarter of 2013, compared to $1.2 million for the third quarter of 2013 and $1.5 million in the fourth quarter of 2012.

Balance Sheet
Assets
Total assets at December 31, 2013 were $867.6 million, compared to $852.4 million at September 30, 2013.
Investment securities were $141.3 million at December 31, 2013 down $1.8 million from $143.1 million at September 30, 2013 as a result of investment maturities.
Net loans at December 31, 2013 were $636.3 million, down $2.5 million from $638.8 million at September 30, 2013. During the fourth quarter of 2013, the Company sold $2.7 million in nonperforming loans resulting in chargeoffs of $2.0 million.
Liabilities and Shareholders’ Equity
Total liabilities at December 31, 2013 were $776.0 million, as compared to $759.7 million at September 30, 2013.
Total deposits were $725.4 million at December 31, 2013, compared to $698.3 million at September 30, 2013. Total deposits increased in the fourth quarter primarily due to increases in money market accounts.
Other borrowed funds decreased $13.1 million in the fourth quarter to $38.7 million as of December 31, 2013, which was attributable to the pay off of $7.5 million of short-term borrowings and decreases in securities sold under agreements to repurchase of $5.6 million.
Total shareholders’ equity decreased $1.1 million from $92.7 million at September 30, 2013 to $91.6 million at December 31, 2013, as a result of the net loss incurred during the fourth quarter primarily due to increased loan loss provisions.

About First Community Financial Partners, Inc.: First Community Financial Partners, Inc., headquartered in Joliet, Illinois, is a bank holding company whose common stock trades on the OTCQB marketplace (OTCQB: FCMP). First Community Financial Partners, Inc. has one bank subsidiary, First Community Financial Bank.

About First Community Financial Bank: First Community Financial Bank, based in Plainfield, Illinois, is a wholly owned banking subsidiary of First Community Financial Partners, Inc., with locations in Joliet, Plainfield, Homer Glen, Channahon, Naperville and Burr Ridge, Illinois. The Bank is dedicated to its founding principles by being actively involved in the communities it serves and providing exceptional personal service through experienced local professionals.

Special Note Concerning Forward-Looking Statements
---------------------------------------------------------------------
Any statements other than statements of historical facts, including statements about management’s beliefs and expectations, are forward-looking statements and should be evaluated as such. These statements are made on the basis of management’s views and assumptions regarding future events and business performance. Words such as “estimate,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “target,” “project,” “should,” “may,” “will” and similar expressions are intended to identify forward-looking statements. Forward-looking statements (including oral representations) involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. These risks and uncertainties include the ability of First Community and its wholly owned bank subsidiary to realize the synergies from the recent merger of its non-wholly owned bank subsidiaries, as well as a number of other factors related to the businesses of First Community and its wholly owned bank subsidiary, including: risks associated with the First Community’s possible pursuit of acquisitions; economic conditions in First Community’s, and its wholly owned bank subsidiary’s service areas; system failures; losses of large customers; disruptions in the relationship with third party vendors; losses of key management personnel and the inability to attract and retain highly qualified management and personnel in the future; the impact of legislation and regulatory changes on the banking industry, including the implementation of the Basel III capital reforms; and liability and compliance costs regarding banking regulations. These and other risks and uncertainties are discussed in more detail in First Community’s filings with the Securities and Exchange Commission, including First Community’s Annual Report on Form 10-K filed on March 15, 2013.

Many of these risks are beyond management’s ability to control or predict. All forward-looking statements attributable to First Community, and its wholly owned bank subsidiary, or persons acting on behalf of each of them are expressly qualified in their entirety by the cautionary statements and risk factors contained in this communication. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the Securities and Exchange Commission, First Community does not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise.

First Community Financial Partners, Inc. and Subsidiaries
Consolidated Balance Sheets

	December 31, 2013	September 30, 2013	December 31, 2012
Assets	(dollars in thousands)(unaudited)
Cash and due from banks	$10,815	$14,142	$14,933
Interest-bearing deposits in banks	29,292	7,559	132,152
Securities available for sale	141,316	143,144	108,961
Nonmarketable equity securities	967	967	967
Loans held for sale	2,619	2,118	—
Loans, net of allowance for loan losses of $15,820 in December 2013; $20,203 in September 2013; $22,878 in December in 2012	636,311	638,837	614,236
Premises and equipment, net	16,380	16,586	16,990
Foreclosed assets	4,416	4,205	3,419
Cash surrender value of life insurance	4,513	4,476	4,366
Deferred tax asset	16,781	16,603	1,566
Accrued interest receivable and other assets	4,166	3,772	5,010
Total assets	$867,576	$852,409	$902,600
Liabilities and Shareholders' Equity
Liabilities
Deposits
Noninterest-bearing	$111,955	$114,687	$114,116
Interest-bearing	613,446	583,643	666,546
Total deposits	725,401	698,330	780,662

Other borrowed funds	25,563	38,659	25,695
Subordinated debt	19,305	19,298	4,060
Accrued interest payable and other liabilities	5,720	3,462	4,252
Total liabilities	775,989	759,749	814,669

First Community Financial Partners, Inc. shareholders' equity

Preferred stock, Series A, non-cumulative convertible, $1.00 par value; 5,000 shares authorized; no shares issued and outstanding at December 31, 2013, September 30, 2013 and December 31, 2012	—	—	—
Preferred stock, Series B, 5% cumulative perpetual, $1.00 par value; 22,000 shares authorized; 5,176 shares issued and outstanding at December 31, 2013 and September 30, 2013 and 22,000 shares issued and outstanding at December 31, 2012	5,176	5,176	22,000
Preferred stock, Series C, 9% cumulative perpetual, $1.00 par value; 1,100 shares authorized; 1,100 shares issued and outstanding at December 31, 2013, September 30, 2013 and December 31, 2012	892	837	672
Common stock, $1.00 par value; 60,000,000 shares authorized; 16,333,582 shares issued and outstanding at December 31, 2013, 16,221,413 shares issued and outstanding at September 30, 2013 and 12,175,401 shares issued and outstanding at December 31, 2012	16,334	16,221	12,175
Additional paid-in capital	81,241	81,292	70,113
Accumulated deficit	(12,381)	(11,469)	(33,019)
Accumulated other comprehensive income	325	603	1,198
Total First Community Financial Partners, Inc. shareholders' equity	91,587	92,660	73,139
Non-controlling interest	—	—	14,792
Total shareholders' equity	91,587	92,660	87,931
Total liabilities and shareholders' equity	$867,576	$852,409	$902,600

First Community Financial Partners, Inc. and Subsidiaries
Consolidated Statements of Operations
	For the three months ended			For the years ended
	December 31, 2013	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Interest income:	(dollars in thousands)(unaudited)
Loans, including fees	$8,137	$8,041	$8,658	$32,664	$36,626
Securities	650	536	428	2,056	1,648
Federal funds sold and other	13	32	67	178	248
Total interest income	8,800	8,609	9,153	34,898	38,522
Interest expense:
Deposits	1,149	1,179	1,655	4,936	7,894
Federal funds purchased, other borrowed funds and subordinated debt	452	335	103	1,270	405
Total interest expense	1,601	1,514	1,758	6,206	8,299
Net interest income	7,199	7,095	7,395	28,692	30,223
Provision for loan losses	4,086	1,216	1,511	8,002	7,062
Net interest income after provision for loan losses	3,113	5,879	5,884	20,690	23,161
Noninterest income:
Service charges on deposit accounts	126	133	128	436	455
Gain on sale of loans	88	—	—	353	339
Gain on sale of securities	4	—	—	4	17
Mortgage fee income	91	63	63	368	288
Other	115	110	140	478	551
	424	306	331	1,639	1,650
Noninterest expenses:
Salaries and employee benefits	2,769	2,709	2,259	10,666	9,805
Occupancy and equipment expense	578	560	609	2,229	2,421
Data processing	115	219	277	860	1,179
Professional fees	280	521	1,189	1,424	2,975
Advertising and business development	231	61	75	654	405
Loan workout	70	66	35	180	(43)
Foreclosed assets, net of rental income	52	57	53	250	380
Loss on sale of foreclosed assets, net	(28)	—	216	168	936
Other expense	786	886	644	3,816	3,779
	4,853	5,079	5,357	20,247	21,837
(Loss) income before income taxes and non-controlling interest	(1,316)	1,106	858	2,082	2,974
Income tax (benefit) expense	(572)	(14,102)	(172)	(14,640)	341
Income (loss) before non-controlling interest	(744)	15,208	1,030	16,722	2,633
Net income attributable to non-controlling interest	—	—	185	54	1,110
Net (loss) income applicable to First Community Financial Partners, Inc.	(744)	15,208	845	16,668	1,523
Dividends, accretion and discount on preferred shares	(177)	(236)	(355)	(963)	(1,419)
Redemption of preferred shares	—	1,988	—	4,933	—
Net (loss) income applicable to common shareholders	$(921)	$16,960	$490	$20,638	$104

First Community Financial Partners, Inc.
Selected Quarterly Financial Data

	2013				2012
	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Selected Operating Data	(dollars in thousands, except per share data)(unaudited)
Interest income	$8,800	$8,609	$8,595	$8,890	$9,153
Interest expense	1,601	1,514	1,575	1,519	1,758
Net interest income	7,199	7,095	7,020	7,371	7,395
Provision for loan losses	4,086	1,216	1,468	1,232	1,511
Net interest income after provision for loan losses	3,113	5,879	5,552	6,139	5,884
Noninterest income	424	306	317	592	335
Noninterest expense	4,853	5,079	5,066	5,249	5,361
Income (loss) before income taxes	(1,316)	1,106	803	1,482	858
Income tax (benefit) expense	(572)	(14,102)	—	34	(172)
Income (loss) before non-controlling interest	(744)	15,208	803	1,448	1,030
Net income attributable to non-controlling interests	—	—	—	54	185
Net income (loss) applicable to First Community Financial Partners, Inc.	(744)	15,208	803	1,394	845
Dividends and accretion on preferred shares	(177)	(236)	(236)	(314)	(355)
Redemption of preferred shares	—	1,988	—	2,945	$—
Net income (loss) applicable to common shareholders	$(921)	$16,960	$567	$4,025	$490

Per Share Data
Basic earnings (loss) per common share	$(0.06)	$1.05	$0.04	$0.31	$0.04
Diluted earnings per common share	$(0.06)	$1.03	$0.03	$0.31	$0.04
Book value per common share	$5.24	$5.34	$4.29	$4.30	$4.14
Weighted average common shares - basic	16,231,167	16,198,676	16,155,938	13,019,954	12,065,771
Weighted average common shares - diluted	16,231,167	16,403,793	16,299,591	13,120,382	12,222,148
Common shares outstanding-end of period	16,333,582	16,221,413	16,175,938	16,175,938	12,175,401

Performance Ratios
Return on average assets	(0.42)%	8.05%	0.27%	1.81%	0.22%
Return on average common equity	(3.40)%	71.68%	2.72%	4.93%	2.25%
Net interest margin	3.52%	3.47%	3.39%	3.44%	3.48%
Interest rate spread	3.32%	3.26%	3.19%	3.26%	3.28%
Efficiency ratio (1)	63.66%	68.63%	67.52%	65.68%	69.35%
Average interest-earning assets to average interest-bearing liabilities	125.67%	128.05%	126.06%	126.13%	124.85%
Average loans to average deposits	92.97%	92.29%	88.94%	83.30%	85.15%

Footnotes:
(1) We calculate our efficiency ratio by dividing noninterest expense by the sum of net interest income and noninterest income.

First Community Financial Partners, Inc.
Selected Year-to-Date Financial Data

	Year-to-Date
	December 31,
	2013	2012
Selected Operating Data	(dollars in thousands, except per share data)(unaudited)
Interest income	$34,898	$38,522
Interest expense	6,206	8,299
Net interest income	28,692	30,223
Provision for loan losses	8,002	7,062
Net interest income after provision for loan losses	20,690	23,161
Noninterest income	1,639	1,650
Noninterest expense	20,247	21,837
Income before income taxes	2,082	2,974
Income tax (benefit) expense	(14,640)	341
Income before non-controlling interest	16,722	2,633
Net income attributable to non-controlling interests	54	1,110
Net income applicable to First Community Financial Partners, Inc.	16,668	1,523
Dividends and accretion on preferred shares	(963)	(1,419)
Redemption of preferred shares	4,933	—
Net income applicable to common shareholders	$20,638	$104

Per Share Data
Basic earnings per common share	$1.31	$0.01
Diluted earnings per common share	$1.29	$0.01
Book value per common share	$5.24	$4.14
Weighted average common shares - basic	15,772,940	12,047,894
Weighted average common shares - diluted	15,973,852	12,187,925
Common shares outstanding-end of period	16,333,582	12,175,401

Performance Ratios
Return on average assets	2.34%	0.01%
Return on average common equity	26.20%	0.14%
Net interest margin	3.52%	3.55%
Interest rate spread	3.32%	3.31%
Efficiency ratio (1)	66.80%	68.46%
Average interest-earning assets to average interest-bearing liabilities	122.27%	124.57%
Average loans to average deposits	86.87%	87.23%

Footnotes:
(1) We calculate our efficiency ratio by dividing noninterest expense by the sum of net interest income and noninterest income.

First Community Financial Partners, Inc.
Summary of Selected Period-End Financial Data

	December 31, 2013	September 30, 2013	June 30, 2013	March 30, 2013	December 31, 2012
Select Balance Sheet Data	(dollars in thousands)(unaudited)
Total assets	$867,576	$852,409	$837,108	$867,520	$902,600
Total securities (1)	142,283	144,111	116,270	105,270	109,928
Loans	652,131	659,040	648,081	643,354	637,114
Allowance for loan losses	(15,820)	(20,203)	(20,634)	(21,931)	(22,878)
Net loans	636,311	638,837	627,447	621,423	614,236
Total deposits	725,401	698,330	708,412	747,846	780,662
Subordinated debt	19,305	19,298	13,791	13,783	4,060
Other borrowed funds	25,563	38,659	28,536	19,769	25,695
Shareholders’ equity (3)	91,587	92,660	82,756	82,759	87,931

Asset Quality Ratios
Non-performing loans (2)	23,194	20,303	26,429	31,218	27,941
Non-performing assets (4)	27,610	24,517	29,014	34,637	31,360
Non-performing loans(2) to total loans	3.56%	3.08%	4.08%	4.85%	4.39%
Non-performing assets(4) to total assets	3.18%	2.88%	3.47%	3.99%	3.10%
Allowance for loan losses to non-performing loans	68.21%	99.46%	78.07%	70.25%	81.88%
Allowance for loan losses to total loans	2.43%	3.07%	3.18%	3.41%	3.59%

Capital Ratios
Average equity to average total assets	12.30%	9.91%	9.77%	9.84%	9.90%
Tier 1 leverage	8.87%	9.22%	9.41%	9.15%	9.87%
Tier 1 risk-based capital	9.77%	10.48%	11.53%	12.02%	12.60%
Total risk-based capital	13.55%	14.41%	14.80%	15.33%	14.46%

Footnotes:
(1) Includes available for sale securities recorded at fair value and Federal Home Loan Bank stock at cost.
(2) Non-performing loans include loans on nonaccrual status and those past due more than 90 days and still accruing interest.
(3) Includes shareholders’ equity attributable to outstanding shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series B, and Fixed Rate Cumulative Perpetual Preferred Stock, Series C.
(4) Non-performing assets consist of non-performing loans and other real estate owned.

First Community Financial Partners, Inc.
Composition of Loan Portfolio

A summary of the balances of loans follows:

	December 31, 2013	Percent of Gross Loans	September 30, 2013	Percent of Gross Loans	December 31, 2012	Percent of Gross Loans
	(dollars in thousands)(unaudited)
Construction and Land Development	$20,745	3.18%	$21,694	3.29%	$30,494	4.78%
Farmland and Agricultural Production	8,505	1.30%	8,656	1.31%	7,211	1.13%
Residential 1-4 Family	86,770	13.30%	80,208	12.16%	77,567	12.17%
Commercial Real Estate	366,689	56.20%	383,320	58.14%	366,901	57.57%
Commercial	159,427	24.44%	155,116	23.53%	140,895	22.10%
Consumer and other	10,315	1.58%	10,362	1.57%	14,361	2.25%
	652,451	100.00%	659,356	100.00%	637,429	100.00%
Net deferred loan (fees) costs	(320)		(316)		(315)
Allowance for loan losses	(15,820)		(20,203)		(22,878)
	$636,311		$638,837		$614,236

Loans Held for Sale	$2,619		$2,118		$—

A summary of the Company’s commercial real estate portfolio follows:

Commercial Real Estate	December 31, 2013	Percent of Total	September 30, 2013	Percent of Total	December 31, 2012	Percent of Total
	(dollars in thousands)(unaudited)
Multifamily	$21,939	5.98%	$23,002	6.00%	$17,632	4.81%
Retail	94,254	25.70%	106,955	27.90%	102,646	27.98%
Office	36,095	9.84%	42,886	11.19%	49,911	13.60%
Industrial and Warehouse	64,176	17.50%	55,029	14.35%	50,562	13.78%
Health Care	34,771	9.48%	36,248	9.46%	22,215	6.05%
Other	115,454	31.50%	119,200	31.10%	123,935	33.78%
Total Commercial Real Estate Loans	$366,689	100.00%	$383,320	100.00%	$366,901	100.00%

First Community Financial Partners, Inc.
Asset Quality

	At or for the Three Months Ended
	December 31, 2013	September 30, 2013	December 30, 2012
Nonperforming Assets:	(dollars in thousands) (unaudited)
Loans past due 90 days or more still accruing interest	$351	$50	$—
Nonaccrual Loans:
Construction and Land Development	4,436	582	3,397
Farmland and Agricultural Production	—	—	—
Residential 1-4 Family	681	2,189	2,313
Commercial Real Estate
Multifamily	597	—	—
Retail	7,358	—	2,000
Office	436	3,247	4,309
Industrial and Warehouse	—	—	2,621
Health Care	—	—	—
Other	4,464	6,177	9,342
Commercial	4,841	8,028	3,197
Consumer and other	30	30	762
Total nonperforming loans	$23,194	$20,303	$27,941
Foreclosed assets	4,416	4,205	$3,419
Total non-performing assets	$27,610	$24,508	$31,360

Other Credit Quality Information:
Criticized and classified loans, excluding consumer
Special mention	$31,444	$34,741	$59,746
Substandard	17,181	23,221	28,277
Doubtful	8,368	10,420	10,469
Total criticized and classified loans	$56,993	$68,382	$98,492
Loans past due 30-89 days	$1,821	$5,162	$3,827
Performing restructured loans	3,167	9,259	12,817
Recorded balance of impaired loans	28,629	29,513	40,193
Allowance for loan losses related to impaired loans	2,420	1,268	1,287

Allowance for Loan Losses Summary:
Allowance at beginning of period	$20,203	$20,634	$25,491
Charge-offs	9,351	2,316	4,857
Recoveries	882	669	733
Net charge-offs	8,469	1,647	4,124
Provision for loan losses	4,086	1,216	1,511
Allowance at end of period	$15,820	$20,203	$22,878

Key Credit Ratios:
Non-performing loans to total loans	3.56%	3.08%	4.39%
Nonperforming assets to total loans plus foreclosed assets	4.20%	3.69%	4.89%
Nonperforming assets to total assets	3.18%	2.88%	3.10%
Annualized net charge-offs to average total loans	5.14%	1.01%	2.50%
Allowance to total loans at end of period	2.43%	3.07%	3.59%
Allowance to non-performing loans	68.21%	99.46%	81.88%
30-89 days past due to total loans	0.28%	0.78%	0.60%

First Community Financial Partners, Inc.
Loan Portfolio Aging

	As of December 31, 2013
	Current	30-59 Days Past Due	60-89 Days Past Due	90+ Days Past Due and Still Accruing	Total Accruing Loans	Nonaccrual Loans	Total Loans	Allowance for Loan Loss Allocation
	(dollars in thousands)(unaudited)
Construction and Land Development	$16,309	$—	$—	—	$16,309	$4,436	$20,745	$2,711
Farmland and Agricultural Production	8,505	—	—	—	8,505	—	8,505	427
Residential 1-4 Family	85,965	67	57	—	86,089	681	86,770	1,440
Commercial Real Estate	351,798	1,685	—	351	353,834	12,855	366,689	7,909
Commercial	154,586	—	—	—	154,586	4,841	159,427	3,183
Consumer and other	10,273	11	1	—	10,285	30	10,315	150
Total	$627,436	$1,763	$58	$351	$629,608	$22,843	$652,451	$15,820

First Community Financial Partners, Inc.
Deposit Liabilities

	December 31, 2013	Percent of Deposits	September 30, 2013	Percent of Deposits	December 31, 2012	Percent of Deposits
	(dollars in thousands) (unaudited)
Non-interest bearing accounts	$111,955	15.43%	114,687	16.42%	$114,116	14.62%
NOW and money market accounts	240,537	33.16%	207,631	29.73%	244,441	31.31%
Savings	24,399	3.36%	24,195	3.46%	25,411	3.26%
Time deposit certificates, $100,000 or more	223,436	30.80%	226,507	32.45%	254,268	32.57%
Other time deposit certificates	125,074	17.24%	125,310	17.94%	142,426	18.24%
Total Deposits	$725,401	99.99%	$698,330	100.00%	$780,662	100.00%

As of December 31, 2012, the Company had two clients which maintained $10.6 million in a non-interest bearing account from a capital raise and $26.1 million in a money market account from the sale of their company. The funds were temporarily deposited and were withdrawn during the first quarter of 2013. Non-interest bearing accounts increased $8.4 million and money market accounts increased $25.1 million in 2013, net of these temporary deposits at December 31, 2012.